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                                                                   EXHIBIT 3.118

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TSI SOHO, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the corporation is TSI Soho, Inc.

                  SECOND: The nature of the business to be conducted and the purposes for which the corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York; provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

                  THIRD: The office of the corporation in the State of New York is to be located in the County of New York.

                  FOURTH: The aggregate number of shares of stock which the corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.10 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

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                   TSI Soho, Inc.
                   c/o Becker, Glynn, Melamed & Muffly LLP
                   299 Park Avenue
                   New York, New York 10171
                   Attn:  Richard N. Chassin, Esq.

                  SIXTH: The corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law of the State of New York.

                  SEVENTH: A director of the corporation shall not be liable to the corporation, or to any of its shareholders, for damages for any breach of duty in such capacity arising from an act or omission, unless such act or omission (i) was in bad faith, (ii) involved intentional misconduct or a knowing violation of law, (iii) resulted in a financial profit or other advantage to which such director was not legally entitled and which he personally gained in fact, or (iv) violated Section 719 of the Business Corporation Law of the State of New York.

                  EIGHTH: The by-laws of the corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the corporation), but the shareholders of the corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the corporation.

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                  IN WITNESS WHEREOF, the undersigned has executed and
acknowledged this Certificate of Incorporation this 12th day of November, 1998.

                                    /s/ Jane F. Zaletofsky
                                    -----------------------------------------
                                              Jane F. Zaletofsky
                                       Becker, Glynn, Melamed & Muffly LLP
                                                 299 Park Avenue
                                            New York, New York 10171

COUNTY OF NEW YORK  )
                    :   ss.:
STATE OF NEW YORK   )

                  On this 12th day of November, 1998 before me personally came Jane F. Zaletofsky, to me known to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that she executed the same.

                                    /s/ Jeanine L. Heinz
                                    -----------------------------------------
                                                  Notary Public

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